SOLEDAD MISSION CENTER LEASE
COMMUNITY BANK

THIS LEASE, is made and entered into this 26th of February, 2004 by and between Soledad Mission Center, LP, (“Landlord”) and Community Bank, (“Tenant”).

WITNESSETH:

1. USE. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the premises described below, for purposes of conducting thereon the following activities:

BANK AND LOAN OFFICE WITH AN ATM

Landlord and Tenant acknowledge and agree that the type of business activities to be conducted by Tenant and the quality of customers such activities attract are material to Landlord’s willingness to lease the demised premises to Tenant

2. PREMISES. Premises leased to Tenant, together with appurtenances, are hereinafter referred to as the “demised premises” situated in the City of Soledad, County of Monterey, State of California, and are the premises outlined in red on the plot of the shopping center, attached hereto as Exhibit “A”. Demised premises shall have a frontage of 30 feet (said measurement from center of partition to center of partition, with respect to interior storerooms, and from center of partition to outside wall, with respect to end locations), and a depth of 84 feet (outside dimensions), for a total of 2,268 square feet. Landlord and Tenant acknowledge and agree that this lease is a lease of real property in Soledad Mission Shopping Center, within the meaning of Section 11 U.S.C.365(b)(3).

3. TERM. Term of this lease shall be for a period of three (3) years. Term of this lease, and Tenant’s obligation to pay rent, shall commence on the earlier of the following dates: (a) date which is ninety (90) days after Landlord notifies Tenant in writing that improvements to be provided by Landlord, as set forth in Exhibit B attached, are substantially complete, or (b) date on which Tenant opens demised premises for business to the public. Should such earlier date not occur on the first day of a calendar month, the term hereunder shall begin on the first day of the next succeeding calendar month. In that event, however, Tenant shall pay rent for the fractional month on a per diem basis (calculated on the basis of a thirty-day month), until the first day of the month when term hereunder commences, and thereafter minimum rent shall be paid in equal monthly installments the first day of each and every month, in advance.

Landlord and Tenant hereby agree that in the event the demised premises are not substantially complete and possession delivered to Tenant on or before one year from the date of this lease, then and in that event, lease shall be deemed null and void, have no further force or effect, and any security deposit made herewith shall be promptly returned to Tenant, and the parties shall have no further obligations to each other.

4. RENTAL.
A. Guaranteed Minimum Monthly Rental. Tenant shall pay to Landlord during term of this lease a minimum monthly rental for the demised premises in the sum of $3,402 per month, on the 1st day of each month, which sum shall be paid in lawful money of the United States of America, and shall be paid without deduction or offset prior to notice or demand, at the address designated in Article 29. Any rent payment not paid within five (5) days of its due date shall be subject to a five (5%) percent late charge.

Tenant shall operate the business in a first-class manner and shall at all times maintain the business and premises in a neat and clean condition.

5. REAL ESTATE TAXES. In addition to all rentals herein reserved, -Tenant shall pay to Landlord as additional rent all annual real estate taxes and assessments levied upon demised premises together with a prorata share of taxes attributable to parking and common areas of shopping center. Such amount shall be payable within ten (10) days after receipt of a semi-annual statement to be sent by Landlord to Tenant setting forth the amount of such tax based upon actual tax bill received by Landlord; or Landlord at its option shall have the right to estimate the amount of taxes next due and to collect and impound from Tenant, on a monthly or quarterly basis, the amount of Tenant’s estimated tax obligation. Within thirty (30) days following receipt of the actual tax bill, Landlord shall provide to Tenant a reconciliation of Tenant’s impound account.

In the event the demised premises, together with a prorata share of parking and common area are not separately assessed, applicable taxes and assessments shall be determined by the ratio that the floor area of demised premises, including mezzanines, if any, bears to total floor area, including mezzanines, of the building or buildings which includes the demised premises for which an assessment is made. In the event such assessment does not reflect a prorata share of parking and common area, based upon the ratio of building to parking and common area shown on attached Exhibit A, an appropriate adjustment shall be made.

Any such tax for the year in which this lease commences or ends shall be apportioned and adjusted. With respect to any assessment which may be levied against or upon the demised premises and which, under the laws then in force, may be evidenced by improvement or other bonds, payable in annual installments, only the annual payments on said assessment shall be included in computing Tenant’s obligation for taxes and assessments.

Term “real, estate taxes” as used herein shall be deemed to mean all taxes imposed upon the real property and permanent improvements constituting the demised premises, and all assessments levied against said premises, but shall not include personal income taxes, personal property taxes, inheritance taxes, or franchise taxes levied against the Landlord, but not directly against said property, even though such taxes shall become a lien against said property.

6. PERSONAL PROPERTY TAXES. During the term hereof, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of tenant contained in the demised premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of Tenant’s fixtures, furnishings, equipment and other personal property shall be assessed as additional rent, and taxed with Landlord’s real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of the taxes applicable to Tenant’s property.

7. CONDITION OF PREMISES. Tenant leases the space, and Landlord constructs improvements, as outlined in Exhibit "B".

8. PARKING AND COMMON FACILITIES. Landlord covenants that common and parking areas of shopping center of which demised premises are a part shall be available for nonexclusive use of Tenant during the full term of this lease, or any extension of the term hereof, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such common and parking areas shall not constitute a violation of this covenant. Landlord reserves the right to change entrances, exits, traffic lanes and boundaries and locations of such parking area or areas. This lease shall be subordinate to any agreement existing as of the date of this lease or subsequently placed upon the real property of which the demised premises are a part, which agreement provides for reciprocal easements and restrictions pertaining to common and parking areas, and in the event of conflict between the provisions of such agreement and this lease, the provisions of said agreement shall prevail. Provided, however, nothing therein shall cause the Tenant to pay a greater share of common area maintenance costs than herein provided. Provided further that there shall at all times be maintained common and parking areas of not less than two (2) square feet of common and parking area for each square foot of ground floor building area within the shopping center.

A. Prior to the date of Tenant's occupation of the demised premises, Landlord shall cause said common and parking area or areas to be graded, blacktopped, lighted and appropriately marked and landscaped at no expense to Tenant, and shall cause the same to be maintained in good condition and repair during the entire term hereof.

B. Landlord shall keep or cause to be kept said automobile parking and common areas in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to facilities thereof, but all expenses in connection with said automobile parking and common areas shall be charged as additional rent and prorated in the manner hereinafter set forth. It is understood and agreed that the phrase “expense in connection with said automobile parking and common areas” as used herein shall be construed to include, but not be limited to, all sums expended by Landlord in connection with said automobile parking and common areas for all general maintenance and repair, resurfacing, painting, re-striping, cleaning, sweeping and janitorial services; planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; personnel to implement such services and to police with security guards, automobile parking and common areas; required fees or charges levied pursuant to any governmental requirements; public liability and property damage insurance on automobile parking and common areas, which shall be carried and maintained by Landlord and under which Tenant shall be named as an additional insured, with limits as determined by Landlord; and a fee equal to ten (10%) percent of said costs to Landlord for Landlord’s supervision of said automobile parking and common areas.

Landlord agrees to furnish to Tenant a statement itemized in reasonable detail setting forth total expenses for automobile parking and common areas for the previous three (3) calendar months, said statement to be furnished as soon as reasonably possible following expiration of said quarterly period (i.e. March 31, June 30, September 30, and December 31), or Landlord may, at its option, furnish such statement on a monthly basis, setting forth total expenses for the prior month. Tenant agrees to pay to Landlord as additional rent, Tenant’s prorata share of such expenses within five (5) days after receipt of said statement. Tenant’s prorata share of total expenses for the previous monthly period shall be that portion of all of such expenses which is equal to the proportion thereof which the number of square feet of gross leasable area in the demised premises bears to the total number of square feet of gross leasable area of the buildings in the shopping center with building measurements to be from outside exterior walls and from the center of interior partitions.

C. Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and subtenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees and subtenants, to use said common and parking areas during entire term of this lease, or any extension thereof, for ingress and egress, roadway, sidewalk and automobile parking, provided however Tenant and Tenant’s employees shall park their automobiles in areas designated for employee parking, or at Landlord’s written request shall park their automobiles behind demised premises or in areas designated by Landlord for employee parking, or at Landlord’s written request shall park their automobiles outside of shopping center parking areas.

D. Tenant, in the use of said common and parking areas, agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of said common and parking areas.

9. USES PROHIBITED. Tenant shall not use, or permit said premises, or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which said premises are hereby leased and no use shall be made or permitted to be made of said premises, nor acts done, which will increase the existing rate of insurance upon the building in which said premises may be located once said rate is established or cause a cancellation of any insurance policy covering said building or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about said premises, any article which may be prohibited by a standard form of fire insurance policies. Tenant shall, ‘at his sole cost, comply with any and all requirements, pertaining to the use of said premises, of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. In the event Tenant’s use of premises, as recited in Article 1 hereof, results in a rate increase for the building of which the demised premises are a part, Tenant shall pay annually on the anniversary date of this lease, as additional rent, a sum equal to that of the additional premium occasioned by said rate increase.

10. ALTERATIONS AND FIXTURES. Tenant shall not make, or suffer to be made, any alterations of the demised premises, or any part thereof, without the prior written consent of Landlord. Any additions to, or alterations of, said premises, except movable furniture, shall become at once a part of the realty and belong to Landlord. Any such alterations shall be in conformance with the requirements of all municipal, state and federal authorities.

Tenant agrees to promptly fixturize the bank in a manner comparable to a business of similar nature. All fixtures, including trade fixtures that are attached to premises shall become at once a part of the realty and belong to Landlord on expiration or sooner termination of this lease, except water machines.

11. MAINTENANCE AND REPAIR. Tenant shall, subject to Landlord’s obligations hereinafter provided, at all times during term hereof, and at Tenant’s sole cost and expense, keep, maintain and repair the building and other improvements upon demised premises in good and sanitary order and condition (except as hereinafter provided) including without limitation, maintenance and repair of any store front, doors, window casements, glazing, heating and air conditioning system (if any), plumbing, pipes, electrical wiring and conduits. Heating and air-conditioning units must be maintained by a licensed HVAC engineer on at least a quarterly basis at the expense of Tenant. Landlord may master contract this service and pro-rate the cost to Tenant. Tenant shall also at its sole cost and expense be responsible for any alterations or improvements to demised premises necessitated as a result of the requirement of any municipal, state or federal authority. Tenant hereby waives all right to make repairs at the expense of Landlord, and Tenant hereby waives all rights provided for by Section 1941 of the Civil Code of the State of California. By entering into the demised premises Tenant shall be deemed to have accepted the demised premises as being in good and sanitary order, condition and repair and Tenant agrees on the last day of said term or any extensions or sooner termination of this lease to surrender the demised premises with appurtenances, in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements excepted. Tenant shall periodically sweep and clean sidewalks adjacent to demised premises, as needed.

Landlord shall, subject to Tenant’s reimbursement as herein provided, maintain in good repair exterior walls, roof and sidewalks. Tenant agrees that it will not, nor will it authorize any person to, go onto the roof of the building of which demised premises are a part without prior written consent of Landlord. Said consent will be given only upon Landlord’s satisfaction that any repairs necessitated as a result of Tenant’s action will be made by Tenant at Tenant’s expense and will be made in such a manner so as not to invalidate any guarantee relating to said roof. Landlord shall not be required to make any repairs to exterior walls, roof and sidewalks unless and until Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have had a reasonable period of time thereafter to commence and complete said repairs. Tenant shall reimburse Landlord for its prorata share of the cost of said repairs and maintenance incurred by Landlord, said prorata share to be determined according to the area of the demised premises as it relates to the total area of the building which contains the demised premises.

12. COMPLIANCE WITH LAWS. Tenant shall, at their sole cost and expense, comply with all of requirements of all municipal, state and federal authorities now in force or which may hereafter be in force pertaining to the use of said premises, and shall faithfully observe in said use all municipal ordinances and state and federal statutes now in force or which shall hereinafter be in force. The judgment of any court of competent jurisdiction, or admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such order or statute in said use, shall be conclusive of that fact as between Landlord and Tenant.

Tenant shall not commit, or suffer to be committed, any waste upon demised premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the demised premises may be located.

13. INSURANCE. Landlord shall maintain fire and extended coverage insurance throughout the term of this lease in an amount equal to at least ninety (90%) percent of the value of the building which includes the demised premises, together with such other insurance, including but not limited to, loss of rents, earthquake, flood insurance, all liability insurance, and such other insurance as Landlord deems necessary or that may be required by Landlord’s lender or by any governmental agency. Tenant hereby waives any right of recovery from Landlord, its officers and employees, and Landlord hereby waives any right of recovery from Tenant, its officers or employees, for any loss or damage (including consequential loss) resulting from any of the perils insured against in the standard form fire insurance policy with extended coverage endorsement. Tenant agrees to pay to Landlord as additional rent its prorata share of the cost of said insurance to be determined by the relationship that the gross floor area of the demised premises bears to the total gross floor area of the building or buildings for which such policy relates, Tenant shall maintain plate glass insurance with a provision requiring insurer to give Landlord at least ten (10) days written notice before any decrease in coverage, cancellation, or other material change, is effective and naming Landlord as additional insured, and shall provide Landlord with a copy of the policy or a Certificate of Insurance within fifteen (15) days after rent commencement date stated in Article 3 of this lease. If Tenant fails to deliver adequate proof that it has obtained and kept in force and effect insurance required by this paragraph, Landlord shall have the right, at its option and after notice to Tenant, to effect such insurance and charge the cost of the premiums to Tenant’s account.

14. INDEMNIFICATION OF LANDLORD - LIABILITY INSURANCE BY TENANT. Tenant, as a material part of the consideration to be rendered to Landlord under this lease, hereby waives all claims against Landlord for damage to goods, wares and merchandise, in, upon or about said premises and for injuries to persons in or about said premises, from any cause resulting from Tenant’s use and occupation on the demised premises arising at any time; and Tenant will indemnify and hold Landlord and the property of Landlord exempt and harmless from any and all claims, liability, loss, expenses, damage or injury resulting from Tenant’s use and occupation of the demised premises, including, but not limited to, any claim, liability, loss, or damage arising by ’ reason of Hie death or injury of any person, the damage to or destruction of any property of any person, and any work performed on said premises or materials furnished to said premises at the instance or request of Tenant or its agents or employees.

During the entire term of this lease, Tenant shall, at Tenant’s sole cost and expense, but for mutual benefit of Landlord and Tenant, maintain general public liability and property damage insurance including contractual liability insurance against claims for personal injury, death, or property damage occurring in, upon or about the demised premises and on any sidewalks directly adjacent to demised premises. Limitation of liability of such insurance shall be not less than Two Million Dollars ($2,000,000.00) in respect to any one occurrence, and to the limit of not less than Fifty Thousand Dollars ($50,000.00) in respect to Property Damage.

Landlord is to be named additional insured. All such policies of insurance shall be issued in the name of Tenant and Landlord and for the mutual and joint benefit and protection of the parties, and such policies of insurance shall include a provision requiring that the insurer give Landlord at least ten (10) days written notice before any cancellation, decrease in coverage or other material change is effective. Copies of the policy or a certificate of Insurance thereof shall be delivered to the Landlord within fifteen (15) days after the rent commencement date stated in Article 3 of this lease. If Tenant fails to deliver adequate proof that it has obtained and kept in force and effect the insurance required by this paragraph, Landlord shall have the right, at its option and after notice to Tenant, to effect such insurance and charge the cost of the premiums to Tenant’s account. This shall be considered a breach of the lease as stated in paragraph 21.

15. ABANDONMENT OF PERSONAL PROPERTY. Tenant shall not vacate or abandon the demised premises at any time during the term of this lease; and if Tenant shall abandon, vacate or surrender Hie demised premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the demised premises shall be deemed to be abandoned, at the option of Landlord, except such property as maybe mortgaged to Landlord.

16. SIGNS AND AUCTIONS. Tenant shall not place or permit to be placed any sign upon the exterior or in the windows of demised premises without Landlord’s prior written consent, nor shall Tenant change the color or exterior appearance of demised premises without Landlord’s prior written consent. Landlord will provide to Tenant a Master Sign Plan, approved by the City of Soledad, attached as Exhibit “D”. Tenant shall at its sole cost and expense prepare sign construction drawings, in accordance with said sign plan, which shall be submitted to Landlord for written approval. Tenant agrees to install sign(s) in accordance with approved sign plan within thirty (30) days after commencement of the term of this lease. Landlord’s approval of signage will not be unreasonably withheld. All signs affixed to premises shall on expiration or sooner termination of this lease belong to Landlord without compensation to Tenant.

Tenant shall not, without Landlord’s prior written consent, display or sell merchandise outside defined exterior walls and permanent doorways of demised premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the demised premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other solvency proceeding.

17. UTILITIES. Tenant shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone service and all other services or utilities used in, upon, or about demised premises by Tenant or any of its subtenants, licensees, or concessionaires during the term of this lease.

18. ENTRY AND INSPECTION. Tenant shall permit Landlord and his agents to enter into and upon demised premises at all reasonable times after notice, except in case of an emergency, for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required, or for the purpose of posting notices of non-liability for alteration, additions or repairs, or for the purpose of placing upon the property in which the premises are located any usual or ordinary “For Sale” signs. Landlord shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the premises thereby occasioned. Tenant shall permit Landlord, at any time within thirty (30) days prior to the expiration of this lease, to place upon said premises any usual or ordinary “For Lease” signs and during such thirty (30) day period Landlord or his agents may, during normal business hours, enter upon said premises and exhibit same to prospective Tenants.

19. DAMAGE AND DESTRUCTION OF PREMISES. In the event of (a) partial destruction of said premises or the building containing same during the term of this lease or any extensions thereof, which requires repairs to either said premises or said building, or (b) said premises or said building being declared unsafe, or unfit for occupancy by any authorized public authority for any reason other than Tenant’s act, use or occupation, which declaration requires repairs to either said premises or said building, Landlord shall forthwith make said repairs provided Tenant gives to Landlord thirty (30) days written notice of the necessity therefor. No such partial destruction (including any destruction necessary in order to make repairs required by any declaration made by any public authority) shall in any way annul or void this lease except that Tenant shall be entitled to a proportionate reduction of minimum guaranteed rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in said premises. However, if during the last four years of the term of this lease the building is damaged as a result of fire or any other insured casualty to an extent in excess of twenty-five (25%) percent of its then replacement cost (excluding foundation(s)), Landlord may, within thirty (30) days following the date such damage occurs, terminate this lease by written notice to Tenant. If Landlord, however, elects to make said repairs, and provided Landlord uses due diligence in making said repairs, this lease shall continue in full force and effect and the minimum guaranteed rent shall be proportionately reduced as provided above. If Landlord elects to terminate this lease all rents shall be prorated between Landlord and Tenant as of the date of such destruction.

The foregoing to the contrary notwithstanding, if building is damaged or destroyed at any time during the term hereof to an extent of more, than twenty-five (25%) percent of its then replacement cost (excluding foundation(s)) as a result of a casualty not insured against, Landlord may within thirty (30) days following the date of such destruction terminate this lease upon written notice to Tenant. If Landlord does not elect to so terminate because of said uninsured casualty, Landlord shall promptly rebuild and repair said premises and Tenant’s rental obligation shall be proportionately reduced as provided above.

In respect to any partial destruction (including any destruction necessary in order to make repairs required by any authorized public authority) which Landlord is obligated to repair and may elect to repair under the terms of this Article, Tenant waives any statutory right it may have to cancel this lease as a result of such destruction.

20. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this lease, or any interest therein, and shall not sublet the demised premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other person (the agents and servants of Tenant excepted) to occupy or use the demised premises, or any portion thereof, without first obtaining written consent of Landlord, which consent shall not be unreasonably withheld. Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Consent to an assignment shall not release the original named Tenant from liability for the continued performance of the terms and provisions on the part of Tenant to be kept and performed, unless Landlord specifically releases the original named Tenant from said liability. Any assignment or subletting without the prior written consent of Landlord shall be void, and shall, at the option of Landlord terminate this lease. Neither this lease nor any interest therein shall be assignable, as to the interest of Tenant, by operation of law, without the prior written consent of Landlord.

If Tenant proposes to assign the lease to any person or entity who shall have made a good faith offer to accept an assignment of this lease on terms acceptable to Tenant, the notice of such proposed assignment, setting forth (a) name and address of such person, (b) all the terms and conditions of such offer; and (c) adequate assurance to be provided Landlord to assure such persons future performance under the lease, shall be given to Landlord by Tenant no later than ten (10) days after receipt by Tenant, Landlord shall then have the right and option, to be exercised by a notice to Tenant given at any time prior to effective date of such proposed assignment, to accept a different assignment of this lease on the same terms and conditions and for the same consideration, if any, as offer made to Tenant, less any brokerage commissions which may be payable out of consideration to be paid to such person for assignment of this lease.

In the event any approved sublease provides for payment of rent or other consideration in excess of rent payable hereunder, Landlord shall receive all such excess, upon receipt by Tenant.

21. DEFAULT. If Tenant fails to make any payment required by the provisions of this lease, after ten (10) days of due date, or fails within fifteen (15) days after written notice thereof to correct any breach or default of other covenants, terms or conditions of this lease, or if Tenant breaches this lease and abandons the property before the end of the term, Landlord shall have the right at any time thereafter to elect to terminate said lease and Tenant’s right to possession thereunder. Upon such termination, Landlord shall have the right to recover against Tenant:

A. The worth at the time of award of the unpaid rent which had been earned at the time of termination;

B. The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;

C. The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and

D. Any other amount necessary to compensate the Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in subparagraphs A and B above shall be computed by allowing interest at ten (10%) percent per annum. The worth at the time of award of the amount referred to in subparagraph C shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

Such efforts as Landlord may make to mitigate damages caused by Tenant’s breach of this lease do not constitute a waiver of Landlord’s right to recover damages against Tenant hereunder, nor shall anything contained herein affect Landlord’s right to indemnification against Tenant for any liability arising prior to termination of this lease for personal injuries or property damage, and Tenant hereby agrees to indemnify and hold Landlord harmless from any such injuries and damages, including all attorney’s fees and costs incurred by Landlord in defending any action brought against Landlord for any recovery thereof, and in enforcing the terms and provisions of this indemnification provision against Tenant.

If Landlord elects to terminate this lease and gives Tenant notice of such termination, upon giving of such notice, the term of this lease and estate hereby granted shall expire and terminate on the effective date of the notice as fully and completely and with the same effect as if such date were the date herein fixed for expiration of the term of this lease and all rights of Tenant shall hereunder expire and terminate, but Tenant shall remain liable as here before provided.’.

In the event Tenant abandons demised premises, this lease shall terminate if Landlord gives written notice of his belief of abandonment pursuant to Civil Code Sections 1951.2 and 1951.3.

Notwithstanding any of the following, breach of this lease by Tenant, or abandonment of demised premises by Tenant, shall not constitute termination of this lease, or of Tenant’s right of possession hereunder, unless and until Landlord elects to do so, and until such time Landlord shall have the right to enforce all of its rights and remedies under this lease, including the right to recover rent, and all other payments to be made by Tenant hereunder, as it becomes due; provided, however, that until such time as Landlord elects to terminate this lease, and Tenant’s right of possession hereunder, Tenant shall have the right to sublet demised premises or to assign its interest in the lease, or both, subject to written consent of Landlord, which consent shall not be unreasonably withheld.

As security for the performance by Tenant of all of its duties and obligations hereunder, Tenant does hereby assign to Landlord the right, power and authority, during continuance of this lease,’ to collect rents, issues and profits of the demised premises, reserving unto Tenant the right, prior to any breach or default by it hereunder, to collect and retain said rents, issues and profits as they become due and payable. Upon any such breach or default, Landlord shall have the right at any time thereafter, without notice except as provided for above, either in person, by agent or by a receiver to be appointed by a court, to enter and take possession of said demised premises and collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, upon any indebtedness secured hereby, and in such order as Landlord may determine.

The parties hereto agree that acts of maintenance or preservation or efforts to re-lease the premises, or the appointment of a receiver upon the initiative of Landlord to protect its interests under this lease shall not constitute a termination of Tenant’s right of possession for purposes of this Article unless accompanied by a written notice from Landlord to Tenant of Landlord’s election to so terminate. Nothing contained in this Article shall in any way diminish or be construed as waiving any of Landlord’s other remedies as provided elsewhere in this lease or by law or in equity.

22. INSOLVENCY OF TENANT. Tenant agrees that in the event all or substantially all of its assets be placed in the hands of a receiver or trustee, and in the event such receivership or trusteeship continues for a period often (10) days, or should Tenant make an assignment for the benefit of creditors, or be adjudicated a bankrupt, or should Tenant institute any proceedings under any state or federal bankruptcy act wherein Tenant seeks to be adjudicated a bankrupt, or seeks to be discharged of its debts, or should any involuntary proceeding be filed against such Tenant under such bankruptcy laws and Tenant consents thereto or acquiesces therein by pleading or default, then this lease or any interest in and to the demised premises shall not become an asset in any of such proceedings and, in any of such events and in addition to any and all rights or remedies of Landlord hereunder or as provided by law, it shall be lawful for Landlord at his option to declare the term hereof ended and to re-enter the demised premises and take possession thereof and remove all persons therefrom and Tenant shall have no further claim therein or hereunder.

23. SURRENDER OF LEASE. Voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at option of Landlord, terminate all or any existing subleases or subtenancies, or may, at option of Landlord, operate as an assignment to him of any or all of such subleases or subtenancies.

24. SALE OF PREMISES BY LANDLORD. In the event of any sale of demised premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this lease arising out of any act, occurrence or omission occurring after consummation of such sale; and purchaser, at such sale or any subsequent sale of demised premises shall be deemed, without any further agreement between the parties or their successors in interest or between parties and any such purchaser, to have assumed and agreed to carry out any and all covenants and obligations of Landlord under this lease.

25. HOURS OF BUSINESS. Subject to provisions of Article 19, Tenant shall continuously during entire term hereof conduct and carry on Tenant’s business in the demised premises and shall keep demised premises open for business and cause Tenant’s business to be conducted therein during normal banking business hours; provided, however, that this provision shall not apply if demised premises should be closed and the business of Tenant temporarily discontinued therein on account of strikes, lockouts or similar causes beyond the reasonable control of Tenant or closed for not more than three (3) days out of respect to the memory of any deceased officer or employee of Tenant, or relative of any such officer or employee. Tenant shall keep the demised premises adequately stocked with merchandise, and with sufficient sales personnel to care for the patronage, and to conduct said business in accordance with sound business practices.

In the event of breach by Tenant of any of the conditions in this Article, Landlord shall have, in addition to any and all remedies herein provided, the right at its option to collect not only the minimum rent herein provided, but additional rent at the rate of one-thirtieth (1/30) of the minimum monthly rent herein provided for each and every day that Tenant shall fail to conduct its business as herein provided, said additional rent shall be deemed to be in lieu of any percentage rent that might have been earned during such period of Tenant’s failure to conduct its business as herein provided.

26. ATTORNEY’S FEES. If Landlord is involuntarily made • a party defendant to any litigation concerning this lease or demised premises by reason of any act or omission of Tenant, then, Tenant shall hold harmless Landlord from all liabilities by reason thereof, including reasonable attorneys’ fees and all costs incurred by Landlord in such litigation.

Landlord shall be entitled to recover all collection costs including reasonable attorney’s fees incurred by it as a result of Tenant’s failure to pay rent as herein provided. If either Landlord or Tenant shall commence any legal proceedings against the other with respect to any of the terms and conditions of this lease, non-prevailing party therein shall pay to the other all expenses of said litigation, including a reasonable attorneys’ fee as may be fixed by the court having jurisdiction over the matter. Parties hereto agree that Monterey County, California is the proper jurisdiction and venue for litigation of any matters relating to this lease and service mailed to the address of tenants set forth herein shall be adequate service for such litigation.

27. SECURITY DEPOSIT. Tenant contemporaneously with the execution of this lease, deposits with Landlord the sum of five thousand ($5,000) Dollars, receipt of which is hereby acknowledged by Landlord, said deposit being given to secure the faithful performance by Tenant of all terms, covenants, and conditions of this lease by Tenant to be kept and performed during the term hereof. Tenant agrees that if Tenant shall fail to pay rent herein reserved promptly when due, said deposit may, at the option of Landlord (but Landlord shall not be required to) be applied to any rent due and unpaid, and if Tenant violates any of the other terms, covenants, and conditions of this lease, said deposit shall be applied to any damages suffered by Landlord as a result of Tenant’s default to the extent of the amount of damages suffered. Landlord shall not be required to keep such deposit separate from its general accounts.

Nothing contained in this Article shall in any way diminish or be construed as waiving any of Landlord’s other remedies as provided herein, or by law or in equity. Should entire security deposit, or any portion thereof, be appropriated and applied by Landlord for payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount, and Tenant’s failure to do so within fifteen (15) days after receipt of such demand, shall constitute a breach of this lease. Should Tenant comply with all terms, covenants, and conditions of this lease and promptly pay all rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, said security deposit shall be returned in full to Tenant at the end of the term of this lease, or upon earlier termination of this lease pursuant to the provisions of Article 19 hereof, except in the event demised premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, in which event this lease shall be automatically amended to delete any reference to this Article, and Tenant shall be entitled to immediate reimbursement of its security deposit from the party then holding said deposit. This lease does not create a trust relationship between Landlord and Tenant with respect to such security deposit, and Landlord shall be entitled to treat such security deposit as Landlord’s own property, subject only to Tenant’s right to receive repayment of it as provided in this Article.

28. HOLDING OVER Any holding over after expiration of the term of this lease, with consent of Landlord, shall be construed to be a tenancy from month to month, cancelable upon thirty (30) days written notice, and at a rental and upon terms and conditions as existed during the last year of the term hereof.

29. NOTICES. Wherever in this lease it shall be required or permitted that notice and demand be given or served by either party to this lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and forwarded by certified mail, addressed as follows:

Landlord, Soledad Shopping Center, LP
c/o Shaw Development
3 Quail Run Circle, Suite 103
Salinas, CA 93907
(831) 772-8100 ext. 20
(831) 772-8103 Fax
(831) 484-7948 Home
(831) 262-8747 Cell
e-mail address: shawre@aol.com

Harry Wardwell
Community Bank
301 Main Street
Salinas, CA 93901
(831) 757-2274 ext 446
(831) 757-8597 Fax

Either party may change such address by written notice by certified mail to the other.

30. SUCCESSORS IN INTEREST. The covenants herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all parties hereto; and all of parties hereto shall be jointly and severally liable hereunder.

31. TENANT’S PERFORMANCE. In the event Tenant shall fail within any time limits which may be provided herein to complete any work or perform any other requirements provided to be performed by Tenant prior to the commencement of the term hereof, or in the event Tenant shall cause a delay in the completion of any work, Landlord may send Tenant written notice of said default and if said default is not corrected within ten (10) days thereafter, Landlord may by written notice prior to curing of said default terminate’ this lease. Landlord shall be entitled to retain as liquidated damages all deposits made hereunder and such improvements as Tenant may have annexed to the realty that cannot be removed without damage thereto.

32. FORCE MAJEURE. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing contained in this Article shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this lease.

33. PARTIAL INVALIDITY. If any term, covenant, condition or provision of this lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereof.

34. MARGINAL CAPTIONS. The various headings and numbers herein and the grouping of the provisions of this lease into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

35. TIME. Time is of the essence of this lease.

36. SUBORDINATION, ATTORNMENT. This lease, at Landlord’s option, shall be subordinate to the lien of any deed of trust or mortgage subsequently placed upon the real property of which demised premises are apart, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that as to the hen of any such deed of trust or mortgage Tenant’s right to quiet possession of the premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this lease, unless this lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this lease prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the demised premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this lease.

If upon any sale, assignment, or hypothecation of the demised premises or land thereunder by Landlord, or at any other time, an estoppel certificate shall be requested of Tenant in writing, Tenant agrees, within ten (10) days thereafter, to execute and deliver the estoppel certificate provided by Landlord in recordable form addressed to any such proposed mortgagee or purchaser or Landlord certifying requested information, including among other things, dates of commencement and termination of this lease, amounts of security deposits, and that lease is in foil force and effect (if such be the case) and that there are no differences, offsets or defaults of Landlord, or noting such differences, offsets or defaults as actually exist. Tenant shall be liable for any loss or liability resulting from any incorrect information certified, and mortgagee and purchaser shall have the right to rely on such estoppel certificate. Tenant shall in the same manner acknowledge and execute any assignment of rights to receive rents as required by any mortgagee of Landlord.

37. REVISION OF EXHIBIT A. It is understood and agreed that the plot plan attached hereto as “Exhibit” A is preliminary, and that prior to commencement of the term hereof, Landlord may revise said plot plan and change the location of Tenant’s demised premises; provided however, relocation of Tenant’s demised premises shall be subject to Tenant’s approval. In the event Tenant does not approve said relocation Tenant may cancel this lease, in which event any security deposit or prepaid rent paid by Tenant shall be refunded to Tenant, and neither party shall thereafter have any further obligations to each other respecting this lease. Landlord’s rights pursuant to this section shall cease upon commencement of the term hereunder.

38. COST OF LIVING ADJUSTMENT. After the first year of the commencement of this lease, the rent will be adjusted annually by the CPI. Upon each anniversary date of the commencement of the term of this lease, Guaranteed Minimum Monthly Rental shall be changed to an amount that bears the same relationship to the guaranteed minimum monthly rental in effect immediately proceeding such adjustment which the Consumer Price Index for the month in which said adjustment occurs bears to the index for the month proceeding the prior year’s anniversary date. However, in no event shall the rent be reduced below that guaranteed minimum monthly rental in effect immediately proceeding such adjustment period. The Consumer Price Index to be used in the Consumer Price Index (CPI-U) for all urban customers for all items, U.S. City average for the San Francisco/Oakland area, published monthly by the United States Department of Labor, in which 1967 equals 100. If said Consumer Price Index is no longer published at the adjustment date, it shall be constructed by conversion tables included in such new index. Notwithstanding the above, the guaranteed minimum monthly rental shall be increased by a minimum of two and one half (2.5%) percent per year, not to exceed a maximum of four (4%) percent, adjusted yearly.

39. RENTAL TAX. Tenant shall pay to Landlord as additional rent, all excise, privilege and other taxes, other than net income and estate taxes levied or assessed by any federal, state or local authority upon rent received by Landlord hereunder, and Tenant shall bear any business tax imposed upon Landlord by any governmental authority which is based or measured in whole or in part by amounts charged or received by Landlord from Tenant under this lease.

40. CONDEMNATION. If by condemnation, or a transfer in lieu thereof, twenty (20%) percent or more of the demised premises is taken, or in the event that twenty (20%) percent or more of the parking areas referred to in Article 8 hereof are taken and Landlord is unable to provide adequate substitute parking, Landlord or Tenant may, upon written notice given within thirty (30) days after such taking, or transfer in lieu thereof, terminate this lease. Tenant shall not be entitled to share in any portion of the award and Tenant hereby expressly waives any right or claim to any part thereof. Tenant shall, however, have the right to claim and recover, only from the condemning authority (but not from Landlord) any amounts necessary to reimburse Tenant for the cost of removing stock and fixtures.

41. NO ORAL AGREEMENTS. This lease covers in full each, and every agreement of every kind or nature whatsoever between the parties hereto concerning this lease, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein, and there are no oral agreements or implied covenants.

42. STATEMENT OF TENANT. Tenant shall fill out and sign "Exhibit C" attached for Landlord's Lender within three (3) days of written request and return promptly to Landlord.

43. SIGNS. Tenant's signs to be uniform in color, size, type, style, and manufacture and be similar to other signs used in the center. All signs to be approved by Landlord, paid for by Tenant. Tenant to pay prorata share of materials, installation and maintenance of freeway pylon sign and monument sign(s), if they choose to be represented on those signs.

44. SIGN REPAIRS. If Landlord has notified Tenant in writing that Tenant's sign(s) needs repair and maintenance, then after thirty (30) days Landlord may have the sign(s) repaired and charge Tenant for the cost.

45. OPTION TO RENEW. Should Tenant fully and faithfully perform all the terms and conditions of this lease for the full term specified in Article 3 of this lease, Tenant shall have the option to renew this lease for two (2) consecutive five year terms after the expiration of the full term specified in Article.3. Tenant may extend this lease for each five (5) year term by giving Landlord written notice of Tenant’s desire to do so at least 120 days prior to the expiration of the term then in effect. The rent payable during each renewal term shall be adjusted annually by the rental adjustment in Article 38 of this lease. Except for the rent and option provisions, all other terms and conditions of this lease shall continue in effect during each renewal term.

46. TENANT'S PLAN. Tenant is to prepare a plan for the interior of the store within thirty (30) days of signing lease, which is subject to the approval of Landlord.

47. PROMOTION FUND. Tenant shall pay to Center Promotion Fund dues of $600 per year, payable quarterly, in advance, and participate with advertising in four Center promotions a year with at least an $100 ad. If Tenant does not advertise as provided herein, Landlord may charge Tenant for the space and collect funds to pay for advertising required under this Article. All dollar amounts above will be adjusted annually according to Consumer Price Index in the manner described in Paragraph 38.

48. HAZARDOUS SUBSTANCES. Tenant shall not use or store any Hazardous Substances in the Premises or Shopping Center except in the ordinary course of Tenant’s business and in compliance with applicable Environmental Laws. Tenant further agrees to defend, indemnify and hold harmless Landlord, or any partner, officer or director of Landlord, against any and all claims, demands, liabilities, costs and expense (including without limitation reasonable attorney’s fees, and expenses and expert witness fees) which Landlord may sustain at any time as a result of, arising out, of, or in any way connected with Tenant’s use or storage of such Hazardous Substances in the Premises or Shopping Center. Additionally, Tenant agrees to cease its use and storage of such items immediately upon receipt of written notice from any regulatory or governmental agency that such storage or use is in violation of any Environmental Laws.

49. BROKER COMMISSIONS. Tenant represents to Landlord and Landlord represents to Tenant that no broker or agent other than Shaw Real Estate, Inc. was instrumental in procuring or negotiation or consummating this lease. The fees and commissions of Shaw Real Estate, Inc. will be paid by Landlord. Each party (the “Indemnitor”) agrees to defend and indemnify the other (the “Indemnitee”) against any loss, expense or liability incurred by Indemnitee as a result of a claim by any other broker or finder claiming representation of the Indemnitor in connection with this Lease or its negotiation.

51. RECIPROCAL EASEMENT AGREEMENT. Lease is subject to all terms and conditions of the recorded Operating and Reciprocal Easement Agreement.

52. DATE OF LEASE. For all purposes of this lease, including all time requirements, any reference to the date of the lease shall be the date which the lease has been executed and initialed by Landlord and Tenant. In the event Landlord and Tenant have executed and/or initialed the lease each on a different date, the later of the dates shall apply.

EXECUTED in Monterey County, California.
Dated: 2/26/04
LANDLORD
Soledad Shopping Center, LP
By it’s General Partner
Soledad Shopping Center, LLC

/s/ WILLIAM G. SHAW
By: William G. Shaw, President

Dated: 2/26/04
TENANT
Community Bank

/s/ HARRY D. WARDWELL
By:

EXHIBIT “A”
[Graphic Omitted]

EXHIBIT "B"
LANDLORD'S WORK AND TENANT'S WORK
BANK

1. Tenant's Plans.

1.1 Preparation and Delivery of Tenant’s Plans. Tenant’s at its sole cost and expense, shall prepare, or cause to be prepared, and deliver simultaneously to Landlord and Landlord’s architect, within thirty (30) days after date Lease is fully executed, one (1) set of fully dimensioned one quarter inch (1/4”) scale drawings (“Tenant’s Plans”), showing a complete floor plan and reflected ceiling plan for premises, including “Tenant’s Work” (as defined in Section 3.2 below) and the location of all utilities, lighting and electrical outlets, partitions, signage store fronts, trade fixture plans and any other specifications which would affect construction or design of Premises.

1.2. Landlord’s Approval of Tenant’s Plans. Landlord shall have thirty (30) days after receipt of Tenant’s Plans to approve or disapprove Tenant’s Plans and to bid out the cost of Tenant’s Plan. If Landlord disapproves Tenant’s Plans, then Tenant shall make such changes to Tenant’s Plans as Landlord reasonably requires and shall again submit Tenant’s Plans to Landlord and Landlord’s architect for approval. Landlord shall review of Tenant’s Improvement Plans for lease approval. Landlord shall in no event be responsible for any defects, deficiencies or inaccuracies or code compliance in Tenant’s Plans. Tenant shall cause Tenant’s Plans to be prepared and signed by a licensed design professional, if applicable law so requires.

2. Landlord's Work.

2.1. Scope. Landlord shall be responsible only for the performance of the work described in Section 2.2 ("Landlord's Work"), or give Tenant allowances for items completed by Tenant's contractor. All other work, whether or not designated as part of "Tenant's Work" under Section 3. shall be performed by Tenant at Tenant's sole cost and expense.

2.2. Description of Landlord's Work. Landlord shall construct, a tenant space which shall include the following:
A. Walls: Demising walls, break room ATM room, and vault room walls provided. All walls 2 x 4 or 2 x 6 studs with Vz" or 5/8" gypboard, taped and textured, ready to paint. OR allowance of $1.35 per square foot.
B. Doors; Set of glass doors with cylinder lock in accordance with Tenant design. Side or rear doors are steel with metal frame.
C. Ceiling: T-Bar ceiling. OR allowance of $1.75 per square foot.
D. Electrical:

(i) Service and metering facilities with ample main electrical service. Power is 120/208 volts, three-phase.

(ii) Basic lighting consisting of 2’ x 4’ fluorescent lights, recessed drop-in type, OR allowance of $100 per fixture.

(iii) Sign outlet in front canopy.

(iv) Wall receptacles are 110 volt grounded duplex outlets with cover plates in demising walls, per Tenant plans. OR an allowance of one (1) outlet per 200 SF at $35 per outlet.

(v) Telephone outlets (conduit in wall; phone wire or installation not included), OR allowance of $20 per outlet.

E. Rough plumbing, per Tenant plan.

F. Heating, Ventilation & Air Conditioning System (HVAC) with one (1) main duct to which Tenant’s HVAC work, pursuant to Section 3.2E, can be connected by Tenant for distribution of heating, cooling and ventilation to Tenant space, or distributed to center and front and rear by Landlord.

F. Sprinkling: Each space sprinkled to meet fire code. Sprinkler system designed on the basis of an open floor plan uninterrupted by any tenant interior partitions or changes in ceiling height. Sprinkler drop and relocation of sprinklers heads after this installation to accommodate tenant spaces will be the responsibility of Tenant.

G. Restrooms: Two ADA compliant restrooms, as required by local code, and exhaust unit. Walls shall be painted, vinyl tile floors provided. OR allowance of $4,000 per restroom.

H. Utilities: Each Tenant space, as indicated on shell plan, shall be self contained and separately metered for gas, electric service, and water.

I. Quality; Structure and tenant improvements (exterior and interior) as approximately described herein will be constructed of good quality new materials in a workmanlike manner to a standard found in the industry for buildings in this price range.

2.3. No Responsibility for Additional Work. Except for foregoing work, Landlord shall not be responsible for, nor shall Landlord construct any, additional improvements in Premises, unless agreed by Landlord in writing.

2.4. Acceptance of Landlord’s Work. Tenant agrees that, upon completion of Landlord’s Work, Tenant shall conclusively be deemed to have accepted Premises in the condition in which they may then exist. Tenant hereby waives any right or claim arising out of the condition of the Premises, or the improvements or appurtenances thereto, and Landlord shall not be liable for any latent or patent defects therein. However, nothing contained in this Section 2.5 shall be deemed to limit Landlord’s obligation to repair the premises wherever such obligation is expressly set forth in Lease.

2.5. Changes to Landlord’s Work. If Tenant requests any changes to Landlord’s Work, and Landlord agrees in writing to make such changes, then any additional charges, expenses or costs attributable to such changes (including any delays impacting tenants occupancy) shall be at the sole cost and expense of Tenant.

3. Tenant's Work.

3.1.Commencement and Performance of Tenant's Work. Upon Landlord's delivery of Premises to Tenant with Landlord's Work substantially complete, Tenant, at its sole cost and expense, shall immediately proceed to perform "Tenant's Work" (defined in Section 3.2 below) and install Tenant’s personal property, trade fixtures and equipment (“Tenant’s Property”) in Premises, all without interference with any other work being done in the Building. Tenant’s Work, and installation of Tenant’s Property, shall be performed in compliance with all reasonable rules established by Landlord or Landlord’s architect or contractors. Upon final completion of Tenant’s Work, Tenant shall furnish Landlord with all certificates, permits and approvals relating to any work or installations done by Tenant that may be required by any governmental authority or insurance company. Landlord shall have no responsibility for any loss of or damage to any of Tenant’s property so installed or left on the Premises. Tenant’s entry shall be subject to all provisions of Lease, and at all times after such entry, Tenant shall maintain or cause to be maintained in effect insurance complying with the Lease.

3.2 Description of Tenant’s Work. “Tenant’s Work” includes all work, of any kind or nature whatsoever (other than Landlord’s Work), required to complete construction of, and improvements in Premises, and to permit Tenant to open for business and use Premises for purpose set forth in Lease, including, without limitation, purchase, installation and/or performance, as appropriate, of the following:

A. All hook-ups of Tenant's equipment, all electrical and phone work, except as provided in Section 2.2.

B. Internal communications systems and alarm systems.

C. Plumbing fixtures, except as provided in Section 2.2.

D. Heating, cooling and ventilating, distribution ducts and added zones for Tenant spaces.

E. Special lighting fixtures.

F. Tenant's signs, both interior and exterior.

G. Finish of all floors, walls, ceilings and columns on the inside of the building, except as provided in Section 2.2.

H. All work other than that which specifically designated in Section 2.2

I. All Tenant improvement permit fees, sewer hook-up fees, utility assessments, and any other governmental fees charged.

J. All Tenant construction related debris to be removed by Tenant.

K. All gas lines required by Tenant, except as provided in Section 2.2.

L. Any required changes to the basic fire sprinkler system provided by Landlord and described in Section 2.2K above.

3.3 Standards of Construction. Tenant shall not be allowed to make any roof penetrations without the prior written consent of Landlord. Unless otherwise agreed in writing by Landlord, any roof penetrations shall be made by Landlord’s roofing contractor, and be reimbursed by Tenant. Any roof penetrations made by Tenant or its contractors must be made with roof jacks approved by Landlord and shall be patched by Landlord’s roofing contractor, and Tenant shall reimburse Landlord the cost thereof. All of Tenant’s Work shall be designed, by a qualified, licensed architect and shall be performed under the supervision of such architect by financially sound and bondable contractors of good reputation, in accordance with Tenant’s Plans as approved in writing by Landlord prior to commencement of Tenant’s Work. All contractors performing Tenant’s Work shall be subject to Landlord’s prior approval, Tenant shall not use any contractor not approved in writing by Landlord. In connection with giving its consent, Landlord may require that any contractor, or. major subcontractor, provide payment and completion bonds in such amount and sureties acceptable to Landlord. All work shall be performed in a good and workmanlike manner, diligently prosecuted to completion, using new material of good quality. Tenant shall notify Landlord at least twenty (20) days prior to the commencement of any portion of Tenant’s Work, so that the Landlord may post, file and/or record a notice of non-responsibility or other notice required under applicable mechanics’ lien law. Upon completion of Tenant’s Work, Tenant shall record in the office of the County Recorder of the County in which building is located a notice of completion or any other notice required or permitted by applicable mechanics’ lien laws to commence the running of, or terminate, any period for the filing of liens or claims, and shall deliver to Landlord any certificate of occupancy or their equivalent evidence of completion of Tenant’s Work in accordance with the requirements of applicable law. Tenant’s Work shall be performed in compliance with all applicable laws, codes, rules and regulations of all governmental and quasi-governmental authorities with jurisdiction. All contractors performing any portion of Tenant’s Work shall maintain insurance, which meets requirements of Lease.

3.4 Cost of Tenant’s Work. Tenant shall pay all cost and expenses (including permit fees and other governmental fees and exactions) due for, or purporting to be due for, all work, labor, services, materials, supplies or equipment furnished, or claimed to be furnished, to or for Tenant in connection With performance of Tenant’s Work, and Tenant shall keep the Premises free of all mechanics’, materialmen’s and other liens arising therefrom. Tenant shall pay and fully discharge any contested claim or lien within five (5) days after entry of final judgment adverse to Tenant in any action to enforce or foreclose such hen. Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, cost, liability, damage, injury or expense (including attorneys’ fees) arising out of or in connection with claims or liens for work, labor, services, material, supplies or equipment furnished or claimed to be burnished, to or for Tenant in, upon or about Premises or Shopping Center.

LANDLORD:
Soledad Shopping Center, LP

By:/s/ WILLIAM G. SHAW
William G. Shaw, Manager
Date: 2/26/04

TENANT:
Community Bank

By:/s/ HARRY D. WARDWELL
Date: 2/26/04

EXHIBIT C

TENANT ESTOPPEL CERTIFICATE

TO: _______________________________________

THIS IS TO CERTIFY: 1. That the undersigned is the Lessee (Tenant) under that certain Lease dated ____________, 20____, between______________, as Lessor (Landlord), and___________________________________________, as Lessee (Tenant), covering those certain premises commonly known and designated as:

___________________________________________________________

___________________________________________________________

2. That said Lease has not been modified, changed, altered, or amended in any respect (except as indicated following this sentence)and is the only Lease between the undersigned and the Lessor affecting said premises;

3. That the undersigned has accepted and now occupied the premises that the Lease term began__________ and that there has been no prepayment of rent other than that provided for in the Lease. The fixed minimum rent being paid as above is $_______ per month;

4. That the Lease is not in default and is in full force and effect and that as of the date hereof the undersigned is entitled to no credit, offset or deduction in rent;

5. That there are no actions, whether voluntary or otherwise pending against the undersigned under the bankruptcy laws of the United States or any state thereof;

6. That notices to the undersigned Lessee should be sent to:

__________________________________

__________________________________

__________________________________

Tenant:

__________________________________

__________________________________

__________________________________